   As filed with the Securities and Exchange Commission on June 26, 2001

                                                      Registration No. 333-62326
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                 ------------

                              AMENDMENT NO. 3

                                       TO
                                    FORM F-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                                 ------------
                      AMERICAN EAGLE TANKERS INC. LIMITED
             (Exact name of Registrant as specified in its charter)

                                 Not Applicable
                (Translation of Registrant's name into English)
                                 ------------
         Bermuda                      4412                   76-0445673
     (State or other      (Primary Standard Industrial    (I.R.S. Employer
     jurisdiction of      Classification Code Number)  Identification Number)
    incorporation or
      organization)

                               15 Exchange Place
                                   Suite 110
                         Jersey City, New Jersey 07302
                                 (201) 985-0060
  (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)
                                 ------------
                               Gregory A. McGrath
                               15 Exchange Place
                                   Suite 110
                         Jersey City, New Jersey 07302
                                 (201) 985-0060
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                                 ------------
                                   Copies to:
       Raymond J. Fisher, Esq.                  Richard J.B. Price, Esq.
 Milbank, Tweed, Hadley & McCloy LLP          Shearman & Sterling Stamford
      One Chase Manhattan Plaza                  6 Battery Road, #25-03
      New York, New York 10005                      Singapore 049909
           (212) 530-5000                             (65) 230-3800
                                 ------------
  Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.
  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [_]
  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [_]
                                 ------------
                        CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
                                                  Proposed Maximum
                                                     Aggregate      Amount of
             Title of Each Class of                   Offering     Registration
           Securities to be Registered               Price(/1/)      Fee(/2/)
-------------------------------------------------------------------------------
Common shares, par value $1 per common share....    $151,368,750    $37,842.19
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

(1) Estimated solely for the purpose of computing the amount of the registration fee, in accordance with Rule 457(o) under the Securities Act of 1933.
(2) Previously paid.

                                 ------------
      The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission may determine.

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

                                    PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 6.Indemnification of Directors and Officers.

      Section 98 of the Companies Act of Bermuda allows us to indemnify our directors, officers and certain other persons against any liability which by virtue of Bermuda law otherwise would be imposed on them, except in cases where such liability arises from fraud or dishonesty of which such officer, director or auditor may be guilty in relation to our company. Section 98 further provides that a Bermuda company may indemnify its directors, officers and auditors against any liability incurred by them in defending any proceedings, whether civil or criminal, in which judgment is awarded in their favor or they are acquitted or in which they are acquitted or granted relief by the Supreme Court of Bermuda in certain proceedings arising under Section 281 of the Companies Act.

      We have adopted provisions in our by-laws that provide that we will indemnify our officers and directors in civil actions for actions made in good faith and in criminal actions for actions which an officer or director had no reasonable cause to believe was unlawful. We have also entered into indemnification agreements with our directors and officers to provide them indemnification for actions that are not knowingly fraudulent or deliberately dishonest and do not constitute willful misconduct.

      We maintain directors and officers insurance.

Item 7.Recent Sales of Unregistered Securities

      The registrant has not issued or sold any securities within the past three years.

Item 8.Exhibits and Financial Statement Schedules.

      (a) Exhibits. Filed herewith are the following exhibits:


  1.1 Form of Underwriting Agreement**
  3.1 Memorandum of Association**
  3.2 By-Laws**
  4.2 Revised Specimen Certificate for the common shares
  5.1 Opinion of Cox Hallett Wilkinson as to the legality of the common shares dated June 25, 2001**
  8.1 Opinion of Cox Hallett Wilkinson as to certain Bermuda tax matters dated
      June 25, 2001**
  8.2 Opinion of Cadwalader, Wickersham & Taft as to certain U.S. tax matters dated June 25, 2001**
 10.1 Loan Agreement, dated as of March 5, 2001, among The Development Bank of
      Singapore Limited, Neptune Orient Lines Limited and the registrant*
 10.2 Share Option Plan of the registrant*
 10.3 Shareholder's Support Services Agreement, dated as of June 5, 2001, between Neptune Orient Lines Limited and the registrant*
 10.4 Form of Ship Technical Management Agreement*
 10.5 Shareholder's Agreement, dated as of June 5, 2001 between Neptune Orient
      Lines Limited and the registrant*
 10.6 Guarantee Fee Letter, dated as of June 5, 2001 from the registrant to Neptune Orient Lines Limited*
 10.7 Loan Agreement, dated as of May 29, 2001 between the Lenders set forth therein, Danmarks Skibskreditfond and the registrant**
 15.1 Deleted
 21.1 List of subsidiaries of the registrant*
 23.1 Consent of PricewaterhouseCoopers
 23.2 Consent of Cox Hallett Wilkinson (included in Exhibit 5.1)**
 23.3 Consent of Cadwalader, Wickersham & Taft (included in Exhibit 8.2)**
 23.4 Consent of Clarkson*
 24.1 Power of Attorney (included as part of this signature page hereto)**

--------
*Filed as part of Amendment No. 1 to the Registration Statement on June 6,
 2001.

**Filed as part of Amendment No. 2 to the Registration Statement on June 25,
 2001.


      (b) Financial Statement Schedules

      [Not applicable.]

Item 9.Undertakings.

      The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

      The undersigned registrant hereby undertakes that:

    (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424 (b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

    (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New Jersey on June 26, 2001.


                                          AMERICAN EAGLE TANKERS INC. LIMITED

                                            /s/ Joseph Sin Kin Kwok
                                          By: _________________________________
                                          Name:Joseph Sin Kin Kwok
                                          Title:President


                        POWER OF ATTORNEY AND SIGNATURES

      We, the undersigned directors and officers of American Eagle Tankers Inc. Limited, do hereby constitute and appoint Joseph Sin Kin Kwok, Gregory A. McGrath and Wang Chan Tak, and each of them, our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them, to do any and all acts and things in our respective names and on our respective behalves in the capacities indicated below that Joseph Sin Kin Kwok, Gregory A. McGrath and Wang Chan Tak, or any one of them, may deem necessary or advisable to enable American Eagle Tankers Inc. Limited to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but not limited to, power and authority to sign for us in our respective names in the capacities indicated below any and all amendments (including post-effective amendments) hereto or any related registration statement, including any registration statement to be filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto and other documents therewith, with the Securities and Exchange Commission; and we do hereby ratify and confirm all that Joseph Sin Kin Kwok, Gregory A. McGrath and Wang Chan Tak, or any one of them, shall do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed on June 26, 2001 by the following persons in the capacities indicated.


                                         /s/ Lua Cheng Eng
                                          _____________________________________
                                          Lua Cheng Eng
                                          Chairman of the Board

                                         /s/ Joseph Sin Kin Kwok
                                          _____________________________________
                                          Joseph Sin Kin Kwok
                                          President and Director
                                          (Principal Executive Officer)

                                         /s/ Gregory A. McGrath
                                          _____________________________________
                                          Gregory A. McGrath
                                          Vice President, Finance and
                                           Administration
                                          (Principal Financial and Accounting
                                           Officer)

                                         /s/ Flemming R. Jacobs
                                          _____________________________________
                                          Flemming R. Jacobs
                                          Vice Chairman

                                         /s/ Ernst Gabriel Frankel
                                          _____________________________________
                                          Ernst Gabriel Frankel
                                          Director

                                                           *
                                          _____________________________________
                                          Sir David Thomson
                                          Director

                                                           *
                                          _____________________________________
                                          John T. Olds
                                          Director

                                         /s/ Robert F. Klausner
                                          _____________________________________
                                          Robert F. Klausner
                                          Director

                                 EXHIBIT INDEX


 Exhibit                               Description
 -------                               -----------
   1.1   Form of Underwriting Agreement**

   3.1   Memorandum of Association**

   3.2   By-Laws**

   4.2   Revised Specimen Certificate for the common shares

   5.1 Opinion of Cox Hallett Wilkinson as to the legality of the common shares dated June 25, 2001**

   8.1 Opinion of Cox Hallett Wilkinson as to certain Bermuda tax matters dated June 25, 2001**

   8.2 Opinion of Cadwalader, Wickersham & Taft as to certain U.S. tax matters dated June 25, 2001**

  10.1 Loan Agreement, dated as of March 5, 2001, among the Development Bank of Singapore Limited, Neptune Orient Lines Limited and the registrant*

  10.2   Share Option Plan of the registrant*

  10.3 Shareholder's Support Services Agreement, dated as of June 5, 2001, between Neptune Orient Lines Limited and the registrant*

  10.4   Form of Ship Technical Management Agreement*

  10.5   Shareholder's Agreement, dated as of June 5, 2001 between Neptune
         Orient Lines Limited and the registrant*

  10.6 Guarantee Fee Letter, dated as of June 5, 2001 from the registrant to Neptune Orient Lines Limited*

  10.7 Loan Agreement, dated as of May 29, 2001 between the Lenders set forth therein, Danmarks Skibskreditfond and the registrant**

  15.1   Deleted

  21.1   List of subsidiaries of the registrant*

  23.1   Consent of PricewaterhouseCoopers

  23.2   Consent of Cox Hallett Wilkinson (included in Exhibit 5.1)**

  23.3   Consent of Cadwalader, Wickersham & Taft (included in Exhibit 8.2)**

  23.4   Consent of Clarkson*

  24.1   Power of Attorney (included as part of the signature page hereto)**

--------
*Filed as part of Amendment No. 1 to the Registration Statement on June 6,
 2001.

**Filed as part of Amendment No. 2 to the Registration Statement on June 25,
 2001.